UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Grand Canyon Education, Inc. (the “University”) filed with the Securities and Exchange Commission on October 28, 2015 (the “Original 8-K”), is filed to provide a revised earnings press release (the “Revised Release”), filed herewith as Exhibit 99.1 to this Amendment No. 1 to amend and replace the earnings press release attached as Exhibit 99.1 to the Original 8-K (the “Original Release”).

In providing our quarterly and full year outlook for Target Operating Margin, we typically give effect in that calculation to the amount that we contribute each year in lieu of state of income taxes. In the Original Release, our stated full year Target Operating Margin of 27.1% did not give effect to the $2.8 million of contributions in lieu of state income taxes that we made during the quarter ended September 30, 2015. The Revised Release reflects these contributions and, giving effect to these contributions, our full year Target Operating Margin is 26.8%.

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2015, the University reported its results for the third quarter of 2015. The Revised Release is furnished as Exhibit 99.1 to this report.

Item 9.01. Consolidated Financial Statements and Exhibits.

99.1	Revised Release dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: October 29, 2015	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Release dated October 28, 2015